                                  EXHIBIT 99.1




                              FOR IMMEDIATE RELEASE

October 22, 2002

Contact: John Breed
         Director, Media and Government Relations
         (713) 209-8835

               COOPER INDUSTRIES REPORTS THIRD-QUARTER EARNINGS OF
                               68 CENTS PER SHARE


HOUSTON, TX, October 22, 2002 - Cooper Industries, Ltd. (NYSE:CBE) today reported third-quarter net income of $63.2 million, or $.68 per share (diluted), compared with net income of $74.3 million, or $.78 per share, for the third quarter of 2001. The Company adopted Statement of Financial Accounting Standards No. 142 on January 1, 2002; accordingly, goodwill has not been amortized since that date. If goodwill had not been amortized in the third quarter of 2001, comparable earnings would have been $.91 per share. Cooper's effective tax rate for the 2002 third quarter was 24 percent, reflecting the Company's May 22, 2002, reincorporation in Bermuda. This resulted in a benefit of approximately $.07 per share for the quarter.

         Revenues for the 2002 third quarter were $1.0 billion, compared with $1.05 billion for the same period last year. Operating earnings for the third quarter 2002 were $102.5 million, compared with $130.7 million for the third quarter 2001.

         "Cooper's third-quarter results were consistent with our expectations and reflect our continuing efforts to leverage our strong commercial position in a very difficult economic environment," said H. John Riley, Jr., chairman, president and chief executive officer. "The broad-based economic recovery all of industrial America keeps hoping for has yet to materialize. As a result, we have not seen any meaningful upturn in our served markets. Appropriately, we are continuing to conservatively manage our businesses to reduce debt and further lower our cost base. Our efforts to maximize free cash flow and otherwise enhance the long-range competitive position of all of our businesses are working.

                                     -more-

COOPER INDUSTRIES                                                         PAGE 2


         "Our free cash flow for the third quarter was a very strong $104 million, bringing our year-to-date free cash flow to $269 million, compared to $189 million for the same period last year. The Company's debt-to-total-capitalization ratio net of cash on September 30, 2002, was 37.3 percent, down from 37.9 percent at the end of the second quarter and 40.9 percent at the 2001 third-quarter end.

         "Despite the persistently sluggish and volatile economy, we are continuing to aggressively invest in important sales and marketing and new-product development initiatives to stimulate growth and increase market share," continued Riley. "Additionally, low-cost manufacturing initiatives are allowing us to further streamline the Company's production footprint. We plan to take a fourth-quarter pretax charge of approximately $30 million to close 10 manufacturing facilities. We expect that this action will result in cumulative net savings of over $35 million by 2004.

         "During the quarter, we also repurchased approximately 1.2 million shares of Cooper stock in the open market at an average price of $30.15 per share. We plan to continue this program to buy back shares over the balance of the year. Market conditions make this a very opportune time to use our strong cash position to enhance long-term value for our shareholders.

         "We are confident that our strategic business investments and our vigorous restructuring efforts are positioning the Company for enhanced profitability and market leadership when the economy recovers."

                               ELECTRICAL PRODUCTS

         Third-quarter 2002 revenues from the Electrical Products segment were down 3.4 percent, a smaller decline when compared with prior quarters. Revenues for the 2002 third quarter were $844.6 million, compared with $874.5 million for the same period last year.

         Segment revenues continued to be pressured by weak demand from industrial customers and a declining commercial construction market. This had a negative impact on the Company's hazardous-duty, lighting and support systems businesses. Revenues of power systems products also remained weak, reflecting pervasive uncertainty within utility markets during the quarter.

         The segment did, however, benefit from modest recovery in certain markets. Improved demand within fuse markets, particularly electronics, resulted in increased sales of circuit protection products. Revenues in the Company's wiring device business grew from greater participation in "big box" retail channels. Cooper's European lighting and security businesses

                                     -more-

COOPER INDUSTRIES                                                         PAGE 3


achieved revenue growth across all product lines as a result of positive market share shift.

         Segment operating earnings for the third quarter 2002 were $104.8 million, compared with $122.3 million for the same period last year. Third-quarter 2002 operating margins were 12.4 percent, reflecting lower production volumes, market pricing pressures and the impact of the Company's ongoing strategic business investments.

                               TOOLS AND HARDWARE

         Third-quarter 2002 revenues in the Tools & Hardware segment were $154.7 million, compared with $177.3 million for the third quarter 2001. Revenues were impacted by lower shipments of assembly equipment to automotive markets and continued overall weak demand for industrial-grade hand and power tools throughout the world.

         Segment operating earnings for the 2002 third quarter were $7.4 million, compared with $16.1 million for the same period last year. Operating margins were 4.8 percent in the 2002 third quarter primarily due to plant inefficiencies resulting from lower volumes and planned inventory reductions throughout those businesses. Net segment inventory balances have been reduced by $47 million, or about 28 percent, since the beginning of 2002.

                                     OUTLOOK

         "At this point, we have no reason to be optimistic regarding fourth-quarter economic conditions," said Riley. "Indeed, we have seen few signs of significant upturn in any of our markets, and activity in the commercial construction sector is likely to deteriorate even further over the near term. Consistent with this outlook, excluding the anticipated fourth-quarter charge, we expect annual earnings to approximate $2.60 per share. Nonetheless, our focus on reducing costs in our businesses and maximizing cash flow will continue unabated. As a result, we expect that free cash flow at year-end will approximate a record $350 million."

         Cooper Industries, Ltd., with 2001 revenues of $4.2 billion, is a global manufacturer of electrical products and tools and hardware. Incorporated in Bermuda, with administrative headquarters in Houston, Texas, Cooper has nearly 30,000 employees serving more than 100 locations around the world, and sells products to customers in more than 50 countries. For more information, visit www.cooperindustries.com.

                                     -more-

COOPER INDUSTRIES                                                         PAGE 4


         Statements in this news release are forward-looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Company's earnings outlook, anticipated effective tax rate, cost-reduction programs and share buyback program. These statements are subject to various risks and uncertainties, many of which are outside the control of the Company, and actual results may differ materially from anticipated results. Important factors which may affect the actual results include, but are not limited to: 1) competitive pressures and future global economic conditions, including the pace of recovery of the domestic economy, the level of market demand for the Company's products and improvement in electronic and telecommunications sectors; 2) the rate at which benefits are realized from cost-reduction programs recently completed, currently under way or to be initiated in the near future; 3) changes in the tax laws, tax treaties or tax regulations; 4) the timing and amount of share repurchases by the Company; and 5) the resolution of potential liability exposure resulting from Federal-Mogul Corporation's bankruptcy filing.

         Further information regarding these and other risk factors is set forth in Cooper's filings with the Securities and Exchange Commission, including Cooper's Annual Report on Form 10-K.

         Cooper also will hold a conference call at 12:00 p.m. (Eastern) today to provide shareholders and other interested parties an overview of the Company's third-quarter 2002 financial performance. Those interested in hearing the conference call may listen via telephone by dialing (212) 896-6084, or over the Internet through the Investor Center section of the Company's Internet site. No confirmation code or pass code will be needed for the live briefing by telephone. Cooper suggests that listeners using the Internet option access the Company's Internet site well in advance of the webcast to download and install any necessary audio software.

         A telephone audio replay will be available at 2:00 p.m. (Eastern Time), October 22, until 5:00 p.m. (Eastern Time) October 28, 2002. The dial-in number is (800) 633-8284, and the reservation number is 20951291. A replay will also be available over the Internet, beginning approximately one hour after the live briefing through 5:00 p.m. (Eastern Time) on November 4, 2002.

                                     -more-

COOPER INDUSTRIES                                                         PAGE 5


         Comparisons of 2002 and 2001 third-quarter and year-to-date results appear on the following pages.




                                     -more-

                       CONSOLIDATED RESULTS OF OPERATIONS

                                                       Quarter Ended September 30,
                                                       ---------------------------
                                                         2002               2001
                                                         ----               ----
                                                      (in millions where applicable)
Revenues                                               $ 999.3            $1,051.8

Cost of sales                                            710.3               730.5
Selling and administrative expenses                      186.5               175.3
Goodwill amortization                                        -                15.3
                                                       -------            --------
Operating earnings                                       102.5               130.7

Interest expense                                          19.6                18.8
                                                       -------            --------

     Income Before Income Taxes                           82.9               111.9
Income taxes                                              19.7                37.6
                                                       -------            --------
     Net Income                                        $  63.2            $   74.3
                                                       =======            ========
Net Income Per Common Share:
     Basic                                             $   .68            $    .79
                                                       =======            ========
     Diluted(1)                                        $   .68            $    .78
                                                       =======            ========

Shares Utilized in Computation
   of Income Per Common Share:
     Basic                                        93.0 MILLION        94.3 million
     Diluted                                      93.2 MILLION        95.6 million


                             PERCENTAGE OF REVENUES

                                                       Quarter Ended September 30,
                                                       ---------------------------
                                                         2002               2001
                                                         ----               ----
Revenues                                                100.0%              100.0%
Cost of sales                                            71.1%               69.5%
Selling and administrative expenses                      18.7%               16.7%
Operating earnings                                       10.3%               12.4%
Income Before Income Taxes                                8.3%               10.6%
Net Income                                                6.3%                7.1%








(1) On January 1, 2002, Cooper adopted Statement of Financial Accounting Standards No. 142 (SFAS No. 142). Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized. Excluding goodwill amortization of $12.7 million, net of tax, diluted income per common share for the quarter ended September 30, 2001 would increase $.13.

                                    - more -
                                       6

            ADDITIONAL INFORMATION FOR THE QUARTER ENDED SEPTEMBER 30

                               SEGMENT INFORMATION

                                                       Quarter Ended September 30,
                                                       ---------------------------
                                                         2002              2001
                                                         ----              ----
                                                             (in millions)
Revenues:
   Electrical Products                                 $ 844.6            $  874.5
   Tools & Hardware                                      154.7               177.3
                                                       -------            --------
     Total                                             $ 999.3            $1,051.8
                                                       =======            ========

Segment Operating Earnings: (1)
   Electrical Products                                 $ 104.8            $  122.3
   Tools & Hardware                                        7.4                16.1
                                                       -------            --------
     Total                                               112.2               138.4

General Corporate expense                                  9.7                 7.7
Interest expense                                          19.6                18.8
                                                       -------            --------
Income Before Income Taxes                             $  82.9            $  111.9
                                                       =======            ========

                                                       Quarter Ended September 30,
                                                       ---------------------------
                                                         2002                2001
                                                         ----                ----
Return on Sales:
   Electrical Products                                  12.4%                14.0%
   Tools & Hardware                                      4.8%                 9.1%
     Total Segments                                     11.2%                13.2%












(1) On January 1, 2002, Cooper adopted Statement of Financial Accounting Standards No. 142 (SFAS No. 142). Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized. For the quarter ended September 30, 2001, goodwill amortization for Electrical Products and Tools & Hardware was $12.9 million and $2.4 million, respectively.

                                    - more -
                                        7

                       CONSOLIDATED RESULTS OF OPERATIONS

                                                     Nine Months Ended September 30,
                                                     -------------------------------
                                                        2002               2001
                                                        ----               ----
                                                     (in millions where applicable)
Revenues                                              $2,975.5            $3,219.9

Cost of sales                                          2,128.3             2,244.1
Selling and administrative expenses                      549.5               560.8
Goodwill amortization                                        -                45.4
                                                      --------            --------
Operating earnings                                       297.7               369.6

Interest expense                                          53.9                66.3
                                                      --------            --------

     Income Before Income Taxes                          243.8               303.3
Income taxes                                              57.9               104.6
                                                      --------            --------
     Net Income                                       $  185.9            $  198.7
                                                      ========            ========
Net Income Per Common Share:
     Basic                                            $   1.99            $   2.11
                                                      ========            ========
     Diluted(1)                                       $   1.98            $   2.09
                                                      ========            ========

Shares Utilized in Computation
   of Income Per Common Share:
     Basic                                        93.4 MILLION        94.0 million
     Diluted                                      94.1 MILLION        94.9 million


                             PERCENTAGE OF REVENUES

                                                     Nine Months Ended September 30,
                                                     -------------------------------
                                                         2002               2001
                                                         ----               ----
Revenues                                                100.0%             100.0%
Cost of sales                                            71.5%              69.7%
Selling and administrative expenses                      18.5%              17.4%
Operating earnings                                       10.0%              11.5%
Income Before Income Taxes                                8.2%               9.4%
Net Income                                                6.2%               6.2%







(1) On January 1, 2002, Cooper adopted Statement of Financial Accounting Standards No. 142 (SFAS No. 142). Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized. Excluding goodwill amortization of $37.7 million, net of tax, diluted income per common share for the nine months ended September 30, 2001 would increase $.40.

                                    - more -
                                        8

          ADDITIONAL INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30

                               SEGMENT INFORMATION

                                                   Nine Months Ended September 30,
                                                   -------------------------------
                                                       2002                2001
                                                       ----                ----
                                                              (in millions)
Revenues:
   Electrical Products                               $2,507.4             $2,664.4
   Tools & Hardware                                     468.1                555.5
                                                     --------             --------
     Total                                           $2,975.5             $3,219.9
                                                     ========             ========

Segment Operating Earnings: (1)
   Electrical Products                               $  304.5             $  337.8
   Tools & Hardware                                      16.7                 54.5
                                                     --------             --------
     Total                                              321.2                392.3

General Corporate expense                                23.5                 22.7
Interest expense                                         53.9                 66.3
                                                     --------             --------
Income Before Income Taxes                           $  243.8             $  303.3
                                                     ========             ========

                                                   Nine Months Ended September 30,
                                                   -------------------------------
                                                       2002                2001
                                                       ----                ----
Return on Sales:
   Electrical Products                                 12.1%               12.7%
   Tools & Hardware                                     3.6%                9.8%
     Total Segments                                    10.8%               12.2%



















(1) On January 1, 2002, Cooper adopted Statement of Financial Accounting Standards No. 142 (SFAS No. 142). Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized. For the nine months ended September 30, 2001, goodwill amortization for Electrical Products and Tools & Hardware was $38.4 million and $7.0 million, respectively.


                                      # # #
                                        9